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                                                                  EXHIBIT 10.21
STATE OF ALABAMA )
SHELBY COUNTY )


                       THIRD AMENDMENT TO LEASE AGREEMENT

      THIS THIRD AMENDMENT TO LEASE AGREEMENT, hereinafter referred to as the "Agreement" is made and entered into on this 27th day of February, 1998 by and between PRINCIPAL MUTUAL LIFE INSURANCE COMPANY, hereinafter referred to as "Lessor" and BIOCRYST PHARMACEUTICAL, INC., hereinafter referred to as "Lessee";

      WHEREAS, Lessor and Lessee, entered into a Lease Agreement, dated January 17, 1992 and amended by the First Amendment to Lease Agreement dated January 10, 1995 and amended by the Second Amendment to Lease Agreement dated March 31, 1997, collectively referred to as the "Lease", for approximately 28,440 gross leasable square feet of office/warehouse space consisting of Suite B, and Suite C, collectively referred to as the "Premises", at the building known as Riverchase Business Park, the "Building", located at 2190 and 2192 Parkway Lake Drive, Birmingham, Alabama 35244.

      WHEREAS, the parties hereto have reached additional agreements to amend the Lease in the manner hereafter set forth.

      NOW, THEREFORE, for and in consideration of the mutual covenants and agreements herein contained and other good and valuable considerations, the receipt and sufficiency of which is hereby acknowledged, Lessor and Lessee understand and agree as follows:

1. Lessee shall expand into 2190 Parkway Lake Drive, Suite A, the "Expansion Area" consisting of approximately 9,600 gross leasable square feet.

2.       This Agreement shall commence on April 1, 1998.

3. Monthly rent for the Expansion Area shall commence April 1, 1998 and is $4,4000.00 per month, adjusting in the month of April of each year as described in Paragraph Two (2) of the First Amendment To Lease Agreement dated January 10, 1995.

4.       The Lease shall expire on March 31, 2001.

5. Lessor shall provide a Tenant Improvement allowance of $2.00 per square foot. Any costs which exceed this allowance will be the responsibility of the Lessee.

6. All other terms, covenants and conditions of the Lease shall remain unchanged except as herein expressly changed and amended. In the event the terms, covenants and condition of this Agreement differ from, or at variance with, the terms of the Lease, the terms of this Agreement shall prevail and take precedent.

      IN WITNESS WHEREOF, the parties hereto have entered into this Agreement as of the day and year first above written.

WITNESS            LESSOR: Principal Mutual Life Insurance Company
/s/Sharon K.Lane   By:  /s/ Bill Bramwell              By:  /s/ Ralph C. Eucher
----------------        -----------------                   -------------------
                   Its: Senior Regional Asset Manager  Its: 2nd Vice President
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WITNESS            LESSEE: BioCryst Pharmaceuticals, Inc.
/s/Ronald E. Gray  By:  /s/Charles E. Bugg
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                   Its:  CEO
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